UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2010

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2010, the Johnson County Circuit Court of Indiana entered the Order Approving Form of Amended and Restated Purchase Agreement and Authorizing Sale of Equity Interests and Assets (the “Indiana Order”). The Indiana Order, subject to certain conditions, permits Lynette Gray, as receiver of the business and assets of Ansure Mortuaries of Indiana, LLC (“Ansure”), Memory Gardens Management Corporation, (“MGMC”), Forest Lawn Funeral Home Properties, LLC (“Forest Lawn”), Gardens of Memory Cemetery LLC (“Gardens of Memory”), Gill Funeral Home, LLC (“Gill”), Garden View Funeral Home, LLC (“Garden View”), Royal Oak Memorial Gardens of Ohio Ltd. (“Royal Oak”), Heritage Hills Memory Gardens of Ohio Ltd. (“Heritage”) and Robert E. Nelms (“Nelms” and collectively with Ansure, MGMC, Forest Lawn, Gardens of Memory, Gill, Garden View, Royal Oak and Heritage, the “Sellers”), to enter into and consummate an Amended and Restated Purchase Agreement (the “Purchase Agreement”) with StoneMor Operating LLC, a Delaware limited liability company (“StoneMor LLC”), StoneMor Indiana LLC, an Indiana limited liability company (“StoneMor Indiana”), StoneMor Indiana Subsidiary LLC, an Indiana limited liability company (“StoneMor Subsidiary”) and Ohio Cemetery Holdings, Inc., an Ohio non-profit corporation (“Ohio Non-profit,” and collectively with StoneMor LLC, StoneMor Indiana and StoneMor Subsidiary, the “Buyer”), each a wholly-owned subsidiary of StoneMor Partners L.P. (“StoneMor”). Subject to the receipt of the Indiana Order, the Purchase Agreement was executed by the Buyer and the receiver on April 2, 2010.

The following is a summary of the material provisions of the Purchase Agreement. This summary is qualified in its entirety by reference to the Purchase Agreement, which is incorporated by reference in its entirety hereto and which is attached to this Current Report on Form 8-K as Exhibit 10.1. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Buyer agreed to acquire the stock (the “Stock”) of certain companies owned by Ansure (the “Companies”) and certain assets owned by Nelms, Gill, Gardens of Memory, Garden View, Forest Lawn, Heritage, Royal Oak and MGMC (the “Acquired Assets”), resulting in the acquisition of 8 cemeteries and 5 funeral homes in Indiana, Michigan and Ohio. The Buyer also agreed to pay certain liabilities of the Sellers, which will be offset by funds held in accounts acquired by the Buyer in the transaction, as well as certain legal fees of the parties to the transaction and other acquisition costs. The parties are in the process of negotiating the consideration for the transfer of the Stock and Acquired Assets.

The Purchase Agreement may be terminated at any time before the Closing Date: (i) upon the mutual consent of the Sellers and Buyer or (ii) by the Buyer or Sellers, upon written notice to the other party given at any time after June 30, 2010, if any or all of the conditions precedent to the party’s obligations under the Purchase Agreement have not been met, without such party’s fault.

The closing of the transactions contemplated by the Purchase Agreement is subject to a number of conditions, including: (i) the Buyer’s satisfaction with its due diligence investigation of the Owned Business; (ii) the consent of the Buyer’s existing lenders; (iii) the final approval of the board of directors of StoneMor’s general partner, StoneMor GP LLC; (iv) approval of certain governmental authorities in Indiana, Michigan and Ohio; (v) resolution of certain third party claims which have been or could be asserted against the Sellers or the Companies; and (vi) the Buyer entering into an agreement with the Meyers, the former owners of certain of the Owned Business.

The Purchase Agreement also includes various representations, warranties, covenants, and indemnification and other provisions, which are customary for a transaction of this nature.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Purchase Agreement by and among StoneMor Operating LLC, StoneMor Indiana LLC, StoneMor Indiana Subsidiary LLC, Ohio Cemetery Holdings, Inc., Ansure Mortuaries of Indiana, LLC, Memory Gardens Management Corporation, Forest Lawn Funeral Home Properties, LLC, Gardens of Memory Cemetery LLC, Gill Funeral Home, LLC, Garden View Funeral Home, LLC, Royal Oak Memorial Gardens of Ohio Ltd., Heritage Hills Memory Gardens of Ohio Ltd., Robert E. Nelms and Lynnette Gray, as receiver, dated April 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ William R. Shane
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: May 5, 2010

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Purchase Agreement by and among StoneMor Operating LLC, StoneMor Indiana LLC, StoneMor Indiana Subsidiary LLC, Ohio Cemetery Holdings, Inc., Ansure Mortuaries of Indiana, LLC, Memory Gardens Management Corporation, Forest Lawn Funeral Home Properties, LLC, Gardens of Memory Cemetery LLC, Gill Funeral Home, LLC, Garden View Funeral Home, LLC, Royal Oak Memorial Gardens of Ohio Ltd., Heritage Hills Memory Gardens of Ohio Ltd., Robert E. Nelms and Lynnette Gray, as receiver, dated April 2, 2010.

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